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                                                                    EXHIBIT 5.01
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                                 May 22, 2001


Homestore.com, Inc.
30700 Russell Ranch Road
Westlake Village, CA 91362

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Homestore.com, Inc., a Delaware corporation ("you" or the "Company"), with the Securities and Exchange Commission (the "Commission") on or about May 22, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,493,091 shares of the Company's Common Stock (the "Stock"), all of which are presently issued and outstanding and will be sold or distributed by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) the Company's Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on August 10, 1999;

     (2) the Company's Bylaws, as adopted on August 10, 1999, certified by the Company's Secretary on May 15, 2001;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     (4)  the Prospectus prepared in connection with the Registration Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession, including the minutes of the meeting of the Board of Directors of the Company held on October 25, 2000 approving the Company's acquisition of Move.com, Inc. and Welcome Wagon International;

     (6) the Agreement and Plan of Reorganization dated as of October 26, 2000, by and among the Company, Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc., Welcome Wagon International Inc., Cendant Membership Services Holdings, Inc. and Cendant Corporation;
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May 22, 2001
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     (7)  the Registration Rights Agreement dated as of October 26, 2000, by and between the Company, Cendant Corporation and the Shelf Stockholders;

     (8) the Company's stockholder records and a list of stock options, warrants, and other securities issued by the Company, and the number of additional shares reserved for issuance upon the exercise of options or warrants to be granted in the future, certified to us by the Company in the Management Certificate as being complete and correct;

     (9) a confirmation from Mellon Investor Services LLC, the Company's transfer agent, by telephone to a representative of this firm concerning the number of outstanding shares of Common Stock of the Company; and

     (10) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of resale of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.
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May 22, 2001
Page 3

     The Company has informed us that the Selling Stockholders may offer and sell the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company's or the Selling Stockholders' future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

     Based upon the foregoing, it is our opinion that the 2,493,091 shares of Stock to be sold or distributed by the Selling Stockholders are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:  /s/ C. Kevin Kelso
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